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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated April 16, 2002 relating to the consolidated financial statements and financial statement schedules, which appear in CSK Auto Corporation's Annual Report on Form 10-K/A for the year ended February 3, 2002. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
October 24, 2002